     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 7, 1996



                                                      REGISTRATION NO. 333-04613


- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                         PRE-EFFECTIVE AMENDMENT NO. 1


                                       TO


                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                      XIONICS DOCUMENT TECHNOLOGIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                            5008                           04-3186685
                                                                     (I.R.S. EMPLOYER IDENTIFICATION
 (STATE OR OTHER JURISDICTION OF     (PRIMARY STANDARD INDUSTRIAL                  NO.)
  INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)

                               70 BLANCHARD ROAD
                              BURLINGTON, MA 01803
                                 (617) 229-7000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                ROBERT E. GILKES
                                 PRESIDENT AND
                            CHIEF EXECUTIVE OFFICER
                      XIONICS DOCUMENT TECHNOLOGIES, INC.
                               70 BLANCHARD ROAD
                              BURLINGTON, MA 01803
                                 (617) 229-7000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                        COPIES OF ALL COMMUNICATIONS TO:

 MICHAEL P. O'BRIEN, ESQ.                  CAROLYN E. RAMM, ESQ.                 PAUL V. ROGERS, ESQ.
 BINGHAM, DANA & GOULD LLP          XIONICS DOCUMENT TECHNOLOGIES, INC.              HALE AND DORR
    150 FEDERAL STREET                       70 BLANCHARD ROAD                      60 STATE STREET
     BOSTON, MA 02110                       BURLINGTON, MA 01803                   BOSTON, MA 02109
      (617) 951-8000                           (617) 229-7000                       (617) 526-6000

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after this Registration Statement is declared effective.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. / /

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / __________________

     If this form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / __________________

     If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE

- ------------------------------------------------------------------------------------------------------------
                                                                               PROPOSED
                                                              PROPOSED         MAXIMUM
                                              AMOUNT          MAXIMUM         AGGREGATE        AMOUNT OF
         TITLE OF EACH CLASS OF               TO BE        OFFERING PRICE      OFFERING       REGISTRATION
      SECURITIES TO BE REGISTERED         REGISTERED(1)     PER SHARE(2)       PRICE(2)          FEE(3)
- ------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value per
  share.................................    2,875,000         $12.00         $34,500,000       $11,896.55
- ------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------

(1) Includes 375,000 shares which the Underwriters have the option to purchase solely to cover over-allotments, if any.
(2) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(a) under the Securities Act.

(3) Previously delivered in connection with the initial filing of this Registration Statement on May 28, 1996.



     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF
THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


     Expenses of the Registrant in connection with the issuance and distribution of the securities being registered, other than the underwriting discount, are estimated as follows:

        SEC Registration Fee..............................................  $ 11,897
        NASD Fees.........................................................  $  3,950
        Nasdaq National Market Listing Fees...............................  $ 42,577
        Printing and Engraving Expenses...................................  $      *
        Legal Fees and Expenses...........................................  $      *
        Accountants' Fees and Expenses....................................  $      *
        Expenses of Qualification Under State Securities Laws, Including
          Attorneys' Fees.................................................  $ 20,000
        Transfer Agent and Registrar's Fees...............................  $      *
        Miscellaneous Costs...............................................  $      *
                                                                            --------
          Total...........................................................  $800,000
                                                                            ========

- ---------------
* To be provided by amendment.


ITEM 14.  INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

     Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify its officers and directors and certain other persons to the extent and under the circumstances set forth therein.

     The Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated By-Laws of the Company, copies of which are filed herein as Exhibits 3.1 and 3.2, provide for indemnification of officers and directors of the Company and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.

     The Company intends to maintain insurance for the benefit of its directors and officers insuring such persons against certain liabilities, including liabilities under the securities laws.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     On June 30, 1993, in connection with the reorganization of the Registrant, the Registrant entered into a Stock Purchase and Exchange Agreement dated as of such date (the "Agreement") with certain of the stockholders of Xionics International Holdings, Ltd ("Xionics International"). Pursuant to the terms of this Agreement, the Registrant issued shares of its capital stock to the following stockholders for the consideration described herein. The Registrant issued 1,773,009 shares of Class A Convertible Preferred Stock and 1,311,276 shares of Class B Redeemable Preferred Stock to Hambro International Venture Fund II ("HIVF II"). In consideration for such shares, HIVF II exchanged 288,384 common shares and 827,117 preference shares of Xionics International, and agreed to cancel $1,797,831.92 in certain indebtedness of Xionics International to HIVF
II. Under the Agreement, the Registrant also issued 363,146 shares of Class A Convertible Preferred Stock and 268,525 shares of Class B Redeemable Preferred Stock to Hambro International Venture Fund Offshore II ("HIVFO II"). HIVFO II exchanged 59,066 common shares and 169,409 preference shares of Xionics International, and agreed to cancel $368,231.52 in certain indebtedness of Xionics International to HIVFO II. The Registrant also issued 524,284 shares of Class A Common Stock, 86,622 shares of Class A Convertible Preferred Stock and 288,026 shares of Class B Redeemable Preferred Stock to Monument Trust Company ("MTC"). Pursuant to the terms of the Agreement, MTC exchanged 416,735 common shares and 195,833 preference shares of Xionics

International, and agreed to cancel indebtedness in the amount of $374,635.58 of Xionics International to MTC. Pursuant to the Agreement, the Registrant also issued 17,045 shares of Common Stock to Peter Santeusanio, 69,626 shares of Common Stock to Ian Richardson and 1,268 shares of Common Stock to Keith Miller in exchange for an equal number of common shares of Xionics International held by each individual.

     On June 30, 1993, the Registrant issued 504,292 shares of Common Stock to Peter Santeusanio pursuant to a restricted stock purchase agreement between the Registrant and Mr. Santeusanio for an aggregate consideration of $5,043.

     On June 30, 1993, the Registrant issued 200,778 shares of Common Stock to Ian Richardson for an aggregate consideration of $2,008.

     On November 9, 1994, the Registrant issued 1,184,695 shares of Class A Convertible Preferred Stock to Phoenix Technologies Ltd. ("Phoenix") for an aggregate consideration of $750,000 in cash and certain assets of Phoenix having an approximate value of $2,300,000.

     On August 25, 1995, the Registrant entered into a Class C Preferred Stock Purchase Agreement with certain of its existing stockholders and certain new investors (the "Class C Preferred Stock Financing") pursuant to which the Registrant issued shares of its Class C Redeemable Convertible Preferred Stock. The Registrant issued 653,707 shares of Class C Redeemable Convertible Preferred Stock to Phoenix for an aggregate consideration consisting of $1,900,000, consisting of the cancellation of indebtedness of the Registrant to Phoenix in that amount. The Registrant also issued 766,078 shares of Class C Redeemable Convertible Preferred Stock to HIVF II for an aggregate consideration of $2,261,605, consisting of $415,000 cash, and the surrender for cancellation of shares of Class B Redeemable Preferred Stock and promissory notes of the Registrant having an aggregate value of $1,811,605. The Registrant also issued 161,934 shares of Class C Redeemable Convertible Preferred Stock to HIVFO II for an aggregate consideration of $456,053, consisting of $85,000 in cash and the surrender for cancellation of shares of Class B Redeemable Preferred Stock and promissory notes of the Registrant having a value of $371,053. Under the Class C Preferred Stock Financing, the Registrant also issued 122,585 shares of Class C Redeemable Convertible Preferred Stock to MTC for an aggregate consideration of $356,923, consisting of the surrender of shares of Class B Redeemable Preferred Stock of the Registrant with a value of $356,293. The Registrant issued 516,085 shares of Class C Redeemable Convertible Preferred Stock to Mytech Funds, L.P. for an aggregate consideration of $1,500,000 in cash. The Registrant also issued 344,056 shares of Class C Redeemable Convertible Preferred Stock to PUSH Incorporated for an aggregate consideration of $1,000,000 in cash, and 68,811 shares of Class C Redeemable Convertible Preferred Stock to ADD Venture Associates, L.P. and 34,406 shares of Class C Redeemable Convertible Preferred Stock to ADD Venture Associates II, L.P. for an aggregate consideration of $200,000 and $100,000, respectively, in cash.

     On September 29, 1995, the Registrant issued 10,000 shares of Common Stock to John Pearce for an aggregate consideration of $2,000, in cash.

     On November 7, 1995, the Registrant issued 29,630 shares of Common Stock to Karl Marks in exchange for 25% of the equity of HiBRIC Technology Gesellschaft fur Mikroelectronic mbH, subsequently renamed Xionics Document Technologies GmbH.

     On December 22, 1995, the Registrant issued 1,000,000 shares of Class D Preferred Stock to Adobe Systems Incorporated for an aggregate consideration of $4,500,000 in cash.

     On May 9, 1996, the Registrant issued 116,979 shares of Class C Redeemable Convertible Preferred Stock to Phoenix pursuant to an option granted to Phoenix by the Registrant in connection with the Class C Preferred Stock Financing.

     The Registrant has, from time to time, issued an aggregate of 161,390 shares of restricted Common Stock to various former employees and former directors upon the exercise of options granted pursuant to the Company's 1993 Stock Option Plan and 1995 Stock Option Plan for an aggregate consideration of $32,030 at an exercise price of $0.20 per share.

     No underwriters were involved in the foregoing sales of securities. Such sales were made in reliance upon an exemption from the registration provisions of the Securities Act set forth in Section 4(2) thereof relative to sales by an issuer not involving any public offering or the rules and regulations thereunder, or, in the case of certain restricted shares, options to purchase Common Stock and shares issuable upon the exercise of such options, Rule 701 of the Act. All of the foregoing securities are deemed restricted securities for purposes of the Act.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) The following is a list of exhibits filed as a part of this registration statement:


EXHIBIT
NUMBER                                  DESCRIPTION OF DOCUMENT
- ------                                  -----------------------
  1.1     Form of Underwriting Agreement by and among Registrant, the Selling Stockholder and the Underwriters (to be filed by amendment).
  3.1     Form of Amended and Restated Certificate of Incorporation of the Registrant.
  3.2     Form of Amended and Restated By-Laws of Registrant.
  4.1     Specimen Certificate for Shares of the Registrant's Common Stock, $.01 par value
          (to be filed by amendment).
  5.1     Opinion of Bingham, Dana & Gould LLP with respect to the legality of the shares being registered (to be filed by amendment).
 10.1     1996 Stock Option Plan and related form of stock option agreement (previously filed).
 10.2     1995 Stock Option Plan and related form of stock option agreement (previously filed).
 10.3     1993 Stock Option Plan and related form of stock option agreement (previously filed).
 10.4     1996 Directors' Stock Option Plan (to be filed by amendment).
 10.5     1996 Employee Stock Purchase Plan (to be filed by amendment).
 10.6     Class C Preferred Stock Purchase Agreement dated August 25, 1995 (previously filed).
 10.7     Second Amended and Restated Shareholder Agreement, dated December 22, 1995
          (previously filed).
 10.8     Credit Agreement, dated September 25, 1995, between the Company and Fleet Bank of
          Massachusetts, N.A. (previously filed).
 10.9     Asset Purchase Agreement by and between Phoenix Technologies Ltd. and Xionics
          International Holdings, Inc., dated September 30, 1994 (previously filed).
 10.10    Computer Technology License Agreement between Phoenix Technologies Ltd. and
          Hewlett-Packard Company for PhoenixPage Software Products dated September 30, 1994 as amended (including amended and restated Amendment No. 1 between the Registrant and Hewlett-Packard, effective as of March 8, 1996).*
 10.11    Lease by and between the Registrant and E & F Realty Associates Limited Partnership
          of Property at One Twenty Eight Corporate Center, 70 Blanchard Road, Burlington,
          Massachusetts, dated November 29, 1994, including First Amendment to Lease, dated
          August 9, 1995 (previously filed).
 10.12    Adobe Repurchase Agreement (together with related General Release Agreements), dated May 17, 1996 (previously filed).
 10.13    Stock Option Agreement between the Company and Robert E. Gilkes (previously filed).
 10.14    Consulting Services Agreement between the Company and Thomas A. St. Germain
          (previously filed).
 10.15    Severance Agreement between the Company and Peter M. Santeusanio (previously filed).
 10.16    Form of Invention and Nondisclosure Agreement (previously filed).
 10.17    Amended and Restated Registration Rights Agreement (previously filed).
 11.1     Computation of Per Share Earnings (previously filed).
 21.1     Subsidiaries of Registrant (previously filed).
 23.1     Consent of Arthur Andersen LLP (previously filed).
 23.2     Consent of Bingham, Dana & Gould LLP, counsel to Registrant (to be included in
          Exhibit 5.1).
 24.1     Power of Attorney (included in signature page to Registration Statement) as originally filed.


- ---------------

* Confidential treatment to be requested for certain portions of this exhibit.


     (b) Financial Statement Schedules

                    SCHEDULE NO.                             DESCRIPTION
                    ------------                             -----------
                    Schedule II                   Valuation and Qualifying Accounts

ITEM 17.  UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended ("Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 14 hereof, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes:

          (1) To provide the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

          (2) That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or Rule 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (3) That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of
Burlington, Commonwealth of Massachusetts, on this   th day of June, 1996.


                                          Xionics Document Technologies, Inc.


                                          By: /s/  Gerard T. Feeney
                                              -------------------------------

                                              Gerard T. Feeney


                                              Vice President, Chief Financial
                                               Officer


                                              and Treasurer



                        POWER OF ATTORNEY AND SIGNATURES




     Pursuant to the requirements of the Securities Act of 1933, this Amendment
No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:



               SIGNATURE                                   TITLE                        DATE
               ---------                                   -----                        ----
/s/  Robert E. Gilkes*                     President and Chief Executive           June 7, 1996
- ----------------------------------------   Officer; Director (principal
Robert E. Gilkes                           executive officer)

/s/  Richard A. D'Amore*                   Director                                June 7, 1996
- ----------------------------------------
Richard A. D'Amore

                                           Director
- ----------------------------------------
Ronald D. Fisher

/s/  David R. Skok*                        Director                                June 7, 1996
- ----------------------------------------
David R. Skok

/s/  Paul R. Low*                          Director                                June 7, 1996
- ----------------------------------------
Paul R. Low

/s/  Thomas A. St. Germain*                Director                                June 7, 1996
- ----------------------------------------
Thomas A. St. Germain

/s/  Gerard T. Feeney                      Vice President-Finance, Chief           June 7, 1996
- ----------------------------------------   Financial Officer, Treasurer
Gerard T. Feeney                           (principal financial and accounting
                                           officer)



*By
    /s/  Gerard T. Feeney
    -----------------------------
     GERARD T. FEENEY
     AS ATTORNEY-IN-FACT

              REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS ON SCHEDULE

TO XIONICS DOCUMENT TECHNOLOGIES, INC. AND SUBSIDIARIES

     We have audited, in accordance with generally accepted auditing standards, the consolidated balance sheets of Xionics Document Technologies, Inc. and subsidiaries as of June 30, 1995 and March 31, 1996 and the related statements of operations, redeemable preferred stock and stockholders' equity (deficit) and cash flows for the years ended June 30, 1994 and 1995 and the nine months ended March 31, 1996, included in this Registration Statement, and have issued our report thereon dated May 17, 1996. Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule listed in S-2 is the responsibility of the Company's management and is presented for the purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, fairly states in all material respects, the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                            ARTHUR ANDERSEN LLP

Boston, Massachusetts
May 17, 1996

                       VALUATION AND QUALIFYING ACCOUNTS

FOR THE YEARS ENDED JUNE 30, 1994, 1995 AND FOR THE NINE MONTHS ENDED MARCH 31,
                                      1996

                                                  BALANCE,
                                                BEGINNING OF      CHARGED                       BALANCE,
       ALLOWANCE FOR DOUBTFUL ACCOUNTS              YEAR         TO EXPENSE     WRITE-OFFS     END OF YEAR
- ---------------------------------------------   ------------     ----------     ----------     -----------
Year ended June 30, 1994.....................     $136,000         $25,000        $ (4,000)      $157,000
Year ended June 30, 1995.....................      157,000          63,000         (16,000)       204,000
Nine Months ended March 31, 1996.............      204,000              --         (39,000)       165,000

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                               DESCRIPTION OF DOCUMENT                              PAGE
- ------                               -----------------------                              ----
  1.1     Form of Underwriting Agreement by and among Registrant, the Selling
          Stockholder and the Underwriters (to be filed by amendment).
  3.1     Form of Amended and Restated Certificate of Incorporation of the Registrant.
  3.2     Form of Amended and Restated By-Laws of Registrant.
  4.1     Specimen Certificate for Shares of the Registrant's Common Stock, $.01 par
          value (to be filed by amendment).
  5.1     Opinion of Bingham, Dana & Gould LLP with respect to the legality of the shares being registered (to be filed by amendment).
 10.1     1996 Stock Option Plan and related form of stock option agreement (previously filed).
 10.2     1995 Stock Option Plan and related form of stock option agreement (previously filed).
 10.3     1993 Stock Option Plan and related form of stock option agreement (previously filed).
 10.4     1996 Directors' Stock Option Plan (to be filed by amendment).
 10.5     1996 Employee Stock Purchase Plan (to be filed by amendment).
 10.6     Class C Preferred Stock Purchase Agreement dated August 25, 1995 (previously filed).
 10.7     Second Amended and Restated Shareholder Agreement, dated December 22, 1995
          (previously filed).
 10.8     Credit Agreement, dated September 25, 1995, between the Company and Fleet
          Bank of Massachusetts, N.A. (previously filed).
 10.9     Asset Purchase Agreement by and between Phoenix Technologies Ltd. and Xionics
          International Holdings, Inc., dated September 30, 1994 (previously filed).
 10.10    Computer Technology License Agreement between Phoenix Technologies Ltd. and
          Hewlett-Packard Company for PhoenixPage Software Products dated September 30,
          1994 as amended (including amended and restated Amendment No. 1 between the
          Registrant and Hewlett-Packard, effective as of March 8, 1996).*
 10.11    Lease by and between the Registrant and E & F Realty Associates Limited
          Partnership of Property at One Twenty Eight Corporate Center, 70 Blanchard
          Road, Burlington, Massachusetts, dated November 29, 1994, including First
          Amendment to Lease, dated August 9, 1995 (previously filed).
 10.12    Adobe Repurchase Agreement (together with related General Release
          Agreements), dated May 17, 1996 (previously filed).
 10.13    Stock Option Agreement between the Company and Robert E. Gilkes (previously filed).
 10.14    Consulting Services Agreement between the Company and Thomas A. St. Germain
          (previously filed).
 10.15    Severance Agreement between the Company and Peter M. Santeusanio (previously filed).
 10.16    Form of Invention and Nondisclosure Agreement (previously filed).
 10.17    Amended and Restated Registration Rights Agreement (previously filed).
 11.1     Computation of Per Share Earnings (previously filed).
 21.1     Subsidiaries of Registrant (previously filed).
 23.1     Consent of Arthur Andersen LLP (previously filed).
 23.2     Consent of Bingham, Dana & Gould LLP, counsel to Registrant (to be included in Exhibit 5.1).
 24.1     Power of Attorney (included in signature page to Registration Statement) as originally filed.

- ---------------

* Confidential treatment to be requested for certain portions of this exhibit.